Exhibit 1.01

Hill-Rom Holdings, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2014

This report for the year ended December 31, 2014 is presented to comply with Section 13(p) of the Securities Exchange Act of 1934 and Rule 13p-1 (the Rule) and Form SD thereunder.  The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (together with gold 3TG) for the purposes of this assessment. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.  In accordance with the instructions to Form SD, this Conflict Minerals Report has not been audited by an independent private sector auditor.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the Covered Countries), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry completed.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the issuer must exercise due diligence on the conflict minerals’ source and chain of custody and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

1.	Company Overview

This report has been prepared by management of Hill-Rom Holdings, Inc. (herein referred to as “Hill-Rom” the “Company,” “we,” “us,” or “our”).  The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated.

We are a leading worldwide manufacturer and provider of medical technologies and related services for the health care industry, including patient care systems, safe mobility and handling solutions, non-invasive therapeutic products for a variety of acute and chronic medical conditions, medical equipment rentals, surgical products and information technology solutions. Our comprehensive product and service offerings are used by health care providers across the health care continuum and around the world in hospitals, extended care facilities and home care settings, to enhance the safety and quality of patient care.

For more information about our company and company detail description please refer to our website at http://www.hill-rom.com.

2.	Products and Raw Materials Overview

Products

Hill-Rom’s product lines are classified in the following categories:

Advancing Mobility. Our innovative patient care systems include a variety of bed systems, as well as mobility solutions (such as lifts and other devices used to safely move patients).  Our advanced patient care systems can also provide patient data reporting; patient safety alarms and caregiver alerts concerning such things as bed exit, bed height, patient positioning; point of care controls; and patient turn assist and upright positioning. Supporting solutions within the patient/resident room include architectural products (such as headwalls) and health care furniture.

Wound Care and Prevention. We rent and sell non-invasive therapeutic products and surfaces designed for the prevention and treatment of a variety of acute and chronic medical conditions, including pulmonary, wound and bariatric conditions.  We also provide rentals and health care provider asset management services for a wide variety of moveable medical equipment, also known as MME, such as ventilators, defibrillators, intravenous pumps and patient monitoring equipment.

Clinical Workflow. We also develop and market a variety of communications technologies and software solutions.

Surgical Safety and Efficiency.  We offer surgical tables, lights, and pendants utilized within the operating room setting. We also offer a range of positioning devices for use in shoulder, hip, spinal and lithotomy surgeries as well as platform-neutral positioning accessories for nearly every model of operating room table.  In addition, we offer operating room disposable products such as scalpel and blade, light handle systems, skin markers and other disposable products.

Respiratory Health.  We offer therapeutic products that provide bronchial hygiene (airway clearance) for acute and home care patients.

3.	Supply Chain Overview

In order to manage the scope of this task, Hill-Rom relies upon our suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us, including sources of 3TG  that are supplied to them from sub-tier suppliers.

We have conducted supplier training sessions designed to educate our suppliers and supply chain partners regarding the relevant, emerging SEC requirements and Hill-Rom’s due diligence expectations.  As part of this education, we communicated the expectation to our suppliers that they are to provide the 3TG sourcing information to us per our conflict minerals policy.  Following our supplier training session, we sent our suppliers email communication requesting self-declaration and identification of the origin of any minerals included in the product(s) provided to Hill-Rom.

In addition, Hill-Rom has actively engaged in performing a comprehensive analysis of our product components, and the role that suppliers play throughout our manufacturing and product delivery processes.  We defined our supply chain conflict minerals due diligence scope of work by including active suppliers that provide components and manufacturing activities that are likely to contain 3TG. We adopted CFSI’s standard Conflict Minerals reporting templates, and launched our conflict minerals due diligence communication survey to all 1075 suppliers of these defined components and manufacturing supplies from 2014.

4.	RCOI and RCOI conclusion:

We conducted an analysis of our products and found that 3TG, can be found in Hill-Rom’s product categories.  Therefore, the products that we manufacture are subject to the reporting obligations of Rule 13p-1.

Despite having conducted a good faith RCOI, Hill-Rom has been unable to determine the origin of all of the 3TG within our instruments and array of products.

Due to the vast array of Hill-Rom’s products and the size and complexity of our supply chain, it will take time for many suppliers to verify the origin of any conflict minerals.  Using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard CFSI/CFS program, and continuing our outreach efforts, we hope to further develop transparency into our supply chain.

5.	Hill-Rom’s Conflict Minerals Due Diligence Program

5.1.	Purpose:
As part of this due diligence program, Hill-Rom implemented a conflict minerals policy to ensure that we conduct all of our operations and activities in compliance with the conflict minerals legislation.  The purpose of this policy is to outline the actions that need to be taken by Hill-Rom to ensure continued compliance with this policy.

5.2.	Scope:
This policy is applicable to all suppliers of components that are used in the manufacturing of all Hill-Rom products.

5.3.	Due Diligence Program Details:
5.3.1.	The following actions were implemented in accordance with Hill-Rom’s conflict minerals policy:

5.3.1.1.	A list of all suppliers who provide components that are used in the manufacturing of all Hill-Rom products was compiled by Hill-Rom’s Sourcing Department.
5.3.1.2.	The supplier list was stratified by the commodity type provided by each given supplier.
5.3.1.3.	Commodity types for which there is no risk of the use of conflict minerals were excluded from the supplier list.
5.3.1.4.	Hill-Rom actively surveyed the remaining suppliers to obtain self-declarations identifying the origin of any minerals, where applicable, included in the product(s) provided to Hill-Rom.
5.3.1.5.
This active survey was implemented in one of two ways: Hill-Rom either contracted with a third party to conduct this data collection on behalf of Hill-Rom, or otherwise Hill-Rom conducted this data collection on its own.

5.3.1.6.	Any third party contractor that conducted this data collection utilized processes and systems agreed upon with Hill-Rom.
5.3.1.7.	All data collected by the third party contractor was accessible to Hill-Rom.
5.3.1.8.	Hill-Rom used all reasonable means to contact and obtain self-declarations from all applicable suppliers.

5.4.	Design of Our Due Diligence Program
Our due diligence processes, as described above, have been developed in conjunction with the 2nd edition of The Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten.  Hill-Rom designed our due diligence program, management and measures to conform in all material respects with the framework OECD Guidance.  Hill-Rom has also had an independent review of this process conducted, which has verified its applicability and quality for accomplishing a RCOI.

Our conflict minerals due diligence process includes: the development of a Conflict Minerals Policy, management and governance structures with cross functional team members and executives, communication and supplier engagement, due diligence compliance process and measurement, record keeping, and escalation procedures.

5.5.	Management Systems
As described above, Hill-Rom has adopted a company policy which is posted on our intranet as part of our Corporate Policies and Procedures.

5.6.	Documentation

We conducted a survey of our active suppliers using the template developed jointly by the companies of Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI), known as the CFSI Reporting Template (the Template). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on CFSI’s website (http://www.conflictfreesourcing.org/). The Template is being widely adopted by many companies in their due diligence processes related to conflict minerals.

5.7.	Internal Team
Hill-Rom has established a management system for conflict minerals. Our management system includes the development of a Conflict Minerals Task Force sponsored by the Chief Financial Officer of the Company, as well as executive-level representatives and a team of subject matter experts from relevant functions such as Finance, Legal, Sourcing and Supplier Quality. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy, as described above, and is led by a director of global supplier quality who acts as the executive conflict minerals program manager. Senior management is briefed about the results of our due diligence efforts on a regular basis.

5.8.	Supplier Engagement
With respect to the OECD requirement to strengthen engagement with suppliers, we engaged a third party data collection and software vendor, Foresite Compliance Cloud, Inc., to conduct outreach, train, and in some cases, archive the received supplier responses associated with our RCOI.  Feedback from this engagement has allowed us to render the conclusions and statement annotated in this report.

5.9.	Maintain records

As part of our conflict minerals program, Hill-Rom has established our due diligence compliance process and set forth a documentation and record maintenance mechanism to ensure the retaining of relevant documentation in a structured electronic database.

6.	Identify and assess risk in the supply chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify sub-tier suppliers downstream from our direct suppliers.

We have identified 1,075 direct suppliers for our product lines who have been confirmed to be in scope of the RCOI.  Of these 1,075 suppliers we have received 613 responses to our request for information.  We have relied on these supplier’s responses to provide us with information about the source of conflict minerals contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers.

7.	Survey Responses

At the outset of our 2014/2015 RCOI, Hill-Rom elected to survey our known component and outsourced manufacturing supply chain, most likely to provide components and products to Hill-Rom with 3TG.  This consisted of 1,075 total suppliers.

Hill-Rom has created and maintained a database of the 613 provided supplier responses.  Hill-Rom has cross referenced this inventory of declared sources and validated our progress related to known smelters that have undergone audits to be validated as conflict free sources.  A list of the declared conflict free smelters has been included as part of this filing in the table below.  Hill-Rom will continue to evaluate its supply chain in the coming years.  We anticipate continued progress that will be driven by industries collective efforts to establish conflict free supply chains, as the SEC’s position related to reporting obligations is clarified, and the CFSI programs efforts to audit and verify smelters and refiners of 3TG continue to mature.

Metal	Smelter Name	Smelter Country
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Johnson Matthey Inc	UNITED STATES

Metal	Smelter Name	Smelter Country
Gold	Johnson Matthey Ltd	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA

Metal	Smelter Name	Smelter Country
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	Dowa	JAPAN
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	OMSA	BOLIVIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA

Metal	Smelter Name	Smelter Country
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd	CHINA

(Please refer to http://www.conflictfreesourcing.org/conflict-free-smelter-refiner-lists/ for more detailed information about currently identified conflict free smelters and refineries lists and relied upon industry methods.)